UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 13, 2018

Avon Products, Inc.
(Exact name of registrant as specified in charter)

New York	1-4881	13-0544597
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Building 6, Chiswick Park
London W4 5HR
United Kingdom
(Address of principal executive offices) (Zip Code)
+44-1604-232425
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐
 If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

INFORMATION TO BE INCLUDED IN THE REPORT

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)    On March 13, 2018, Steven F. Mayer, a member of the Avon Products, Inc. (the “Company”) Board of Directors (the “Board”), notified the Board of his intention to retire from the Board effective immediately due to other commitments. In his letter to the Board, Mr. Mayer noted that his resignation was not due to any disagreement with management or the Board regarding any matter.

(d)     On March 14, 2018, Cleveland Apple Investor L.P. (an affiliate of Cerberus Capital Management, L.P.), the sole holder of 435,000 shares of the Company’s Series C Preferred Stock, par value $1.00 per share (“Series C Preferred Stock”), which represents 100% of the issued and outstanding shares of Series C Preferred Stock, voted its 435,000 shares of Series C Preferred Stock by written consent in favor of electing Mr. Lenard B. Tessler to the Board. Mr. Tessler will be a Preferred Director as such term is defined in the previously filed Certificate of Amendment in respect of the Series C Preferred Stock (the “Series C Certificate of Amendment”) and he will serve for the term commencing on March 14, 2018 and continuing until the next annual meeting of the shareholders of the Company and until his successor is elected and qualified, unless he is earlier removed in accordance with the Series C Certificate of Amendment, resigns or is otherwise unable to serve. Mr. Tessler is expected to be compensated as an independent non-management director in the amounts set forth under “Director Compensation” in the Company’s Proxy Statement on Schedule 14A, filed on March 30, 2017. Mr. Tessler’s committee assignment, if any, has not been determined at this time.

Mr. Tessler is currently Vice Chairman and Senior Managing Director of Cerberus Capital Management, L.P., which he joined in 2001. Mr. Tessler is a member of the Cerberus Capital Management Investment Committee. He is also a member of the Board of Directors of Albertsons Companies, where he serves as Lead Director, a member of the Board of Directors of Keane Group, Inc. and a Trustee of New York-Presbyterian Hospital, where he serves as a member of the Investment Committee and the Budget and Finance Committee. Mr. Tessler is a graduate of the University of Miami and received an MBA from Fairleigh Dickinson University.

Item 5.07 Submission of Matters to a Vote of Security Holders.

The information contained in Item 5.02 is incorporated herein by reference.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVON PRODUCTS, INC.
(Registrant)

By	/s/ Ginny Edwards
Name: Ginny Edwards
Title: Vice President and Corporate Secretary

Date: March 19, 2018